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                                                                    Exhibit 10.1



                              SEPARATION AGREEMENT

         This Separation Agreement ("Agreement") is made and entered into as of this 29th day of November (the "Execution Date") by and among Arlington Hospitality, Inc., a Delaware corporation (the "Company") and Jerry H. Herman ("Executive"). (The Company and Executive are hereinafter sometimes referred to individually as a "Party" and collectively as the "Parties").

         WHEREAS, pursuant to the Employment Agreement, executed December 19, 2002 and effective January 7, 2003, by and between the Company and Executive (the "Employment Agreement"), Executive has served as president and chief executive officer of the Company;

         WHEREAS, Executive desires to resign from his position, and the Company desires to accept Executive's resignation, on the terms and conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the promises and covenants made between the Parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1. Termination of Employment and Directorship. Inasmuch as Executive has decided not to relocate to Chicago, Executive hereby resigns as the Company's president and chief executive officer with such resignation effective as of December 31, 2004 (the "Effective Date") and the Company hereby accepts such resignation effective as of the Effective Date. From the Execution Date through the Effective Date, Executive agrees to continue to perform his duties as set forth in the Employment Agreement and the Company agrees to continue to pay Executive his current Base Salary (as defined in the Employment Agreement) in accordance with the Company's payroll practices. Effective as of the Execution Date, Executive resigns as a member of the board of directors of the Company and agrees that, notwithstanding the provisions of Section 3 of the Employment Agreement, he shall have no further right to a position on the Company's board of directors, and the Company hereby accepts such resignation effective as of the Execution Date. Except as otherwise expressly provided herein, the Parties' rights and obligations under the Employment Agreement shall be terminated and the Employment Agreement shall be of no further force and effect.

         2. Separation Payment. The Company agrees to pay Executive three months Base Salary which shall be payable from January 1, 2005 through March 31, 2005, in equal installments over such period in accordance with the Company's regular payroll practices, and which shall be subject to all customary federal, state and local deductions. Executive shall continue to participate in the Company's medical and dental insurance plans on terms available to senior executive officers of the Company through March 31, 2005.

         3. Transition Assistance. From the Effective Date through June 30, 2005, Executive agrees to provide such reasonable assistance to the Company as is necessary for the Company to transition to a new president and chief executive officer, including being available at reasonable times by phone during regular business hours to answer any questions any director or officer of the Company may have with respect to the operations and finances of the Company; provided, however, so long as the directors and officers of the Company do not make more than a reasonable limited number of telephone calls per day and are cognizant of the other time

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commitments and vacation schedule of Executive and Executive reasonably provides assistance under such circumstances, then under no circumstances shall any act or omission under this Section 3 affect the payments to Executive under Section
2 above.

         4. Company Records and Equipment. On the Effective Date, Executive agrees to return to the Company any and all Company equipment, property, products, services, processes, technology, inventions, patents, business strategies, pricing information, current and prospective customer lists, marketing plans and any and all other materials relating to the Company or its business in Executive's possession in whatever form or medium whether written, electronic, recorded or otherwise. The Company hereby agrees that the Company's outside corporate counsel shall keep true and accurate copies of all board of director and board committee minutes that were taken during Executive's employment with the Company. Prior to the Effective Date, Executive agrees to take all actions necessary to remove himself as a signatory on the Company's bank accounts as of the Effective Date.

         5. Non-Solicitation and Non-Competition. Executive acknowledges and agrees that the Restrictive Covenants of Section 8 of the Employment Agreement shall remain in full force and effect for the time periods set forth therein and reaffirms his obligations to abide by such Restrictive Covenants; provided, however, that Exhibit B to the Employment Agreement shall be deemed modified to limit the same only to AmeriHost Inn and any other Cendant Brand; and provided, further, that Executive covenants and agrees that he shall not, directly or indirectly, solicit, pursue, or interfere with the Company's negotiations with respect to, any potential hotel development site which the Company is investigating or pursuing, for a period of six months from the Effective Date.

         6. Non-disparagement. Each Party agrees not to, directly or indirectly, slander, libel or otherwise disparage or make any false statements or take any action which is, or is intended to, or could reasonably be expected to, be detrimental to the other Party, its business or reputation.

         7. Release.

             (a) Except for the rights and obligations arising under this Agreement and claims related thereto, and except as provided under
         Section 10 below, Executive, for himself and his successors, administrators, executors, trusts, trustees, beneficiaries, heirs and assigns, hereby fully and generally releases, waives and forever discharges the Company, its subsidiaries and affiliates and their respective shareholders, directors, officers, employees, agents and attorneys whether past or present (the "Released Parties"), from any and all actions, suits, debts, demands, damages, claims, judgments, liabilities, benefits or other remedial relief of any nature, including costs and attorneys' fees, whether known or unknown, including, but not limited to, all claims arising out of Executive's employment with or separation from the Company, its predecessors, successors and assigns, such as (by way of example only) any claim for compensation, expense reimbursement, severance or other benefits apart from the benefits stated herein; breach of contract; wrongful or tortious discharges; impairment of economic opportunity; any claim under common law or equity; any tort; claims for reimbursements; claims for commissions; implied or express employment contracts or estoppel; or claims for



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         employment discrimination under Title VII of the Civil Rights Act of
         1964, as amended, the Rehabilitation Act of 1973, as amended, the Americans with Disabilities Act of 1990, as amended, the Civil Rights Act of 1866 and 1991, as amended, or any other state, federal or local law, statute or regulation. Executive acknowledges and agrees that this release, the release contained in Section 8 and the covenant not to sue set forth in Section 9 are essential and material terms of this Agreement and that, without such release and covenant not to sue, no agreement would have been reached by the parties and no separation payment would have been paid.

             (b) Except for the rights and obligations arising under this Agreement and claims relating to the willful misconduct or fraud of the Executive, the Company for itself and its wholly-owned subsidiaries, hereby fully and generally releases, waives and forever discharges the Executive, for himself and his successors, administrators, executors, trusts, trustees, beneficiaries, heirs and assignees from any and all actions, suits, debts, demands, damages, claims, judgments, liabilities, benefits or other remedial relief of any nature, including costs and attorneys' fees, whether known or unknown, including, but not limited to, all claims arising out of Executive's employment with or separation from the Company, its predecessors, successors, assigns, such as (by way of example only) any claim for compensation, severance or other benefits apart from the benefits stated herein; breach of contract; impairment of economic opportunity; any claim under common law or equity; and any tort.

         8. Executive's Release of Age Claims. EXECUTIVE SPECIFICALLY WAIVES AND RELEASES THE COMPANY AND ITS AGENTS FROM ALL CLAIMS EXECUTIVE MAY HAVE AS OF THE DATE EXECUTIVE SIGNS THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED 29 U.S.C. Section 621 ("ADEA"). THIS SECTION 8 DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE UNDER THE ADEA AFTER THE DATE EXECUTIVE SIGNS THIS AGREEMENT; EXECUTIVE FURTHER
AGREES: (a) THAT EXECUTIVE'S WAIVER OF RIGHTS UNDER THIS RELEASE IS KNOWING AND VOLUNTARY AND IN COMPLIANCE WITH THE OLDER WORKER'S BENEFIT PROTECTION ACT OF 1990; (b) THAT EXECUTIVE UNDERSTANDS THE TERMS OF THIS RELEASE; (c) THAT THE SEPARATION PAYMENT AND OTHER BENEFITS CALLED FOR IN THIS AGREEMENT WOULD NOT BE PROVIDED TO ANY EXECUTIVE TERMINATING HIS EMPLOYMENT WITH THE COMPANY WHO DID NOT SIGN A RELEASE SIMILAR TO THIS RELEASE, THAT SUCH PAYMENT AND BENEFITS WOULD NOT HAVE BEEN PROVIDED HAD EXECUTIVE NOT SIGNED THIS RELEASE, AND THAT THE PAYMENT AND BENEFITS ARE IN EXCHANGE FOR THE SIGNING OF THIS RELEASE; (d) THAT EXECUTIVE HAS BEEN ADVISED IN WRITING BY THE COMPANY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE; (e) THAT THE COMPANY HAS GIVEN EXECUTIVE A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS RELEASE WHICH EXECUTIVE MAY WAIVE BY SIGNING THIS AGREEMENT ON A DATE PRIOR TO THE EXPIRATION OF THAT TWENTY-ONE (21) DAY PERIOD; (f) THAT EXECUTIVE REALIZES THAT FOLLOWING EXECUTIVE'S EXECUTION OF THIS RELEASE, EXECUTIVE HAS SEVEN (7) DAYS IN WHICH TO REVOKE THIS RELEASE BY WRITTEN NOTICE TO THE COMPANY; AND (g) THAT THIS ENTIRE


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AGREEMENT SHALL BE VOID AND OF NO FORCE AND EFFECT IF EXECUTIVE CHOOSES TO SO
REVOKE, AND IF EXECUTIVE CHOOSES NOT TO SO REVOKE, THAT THIS AGREEMENT AND RELEASE SHALL THEN BECOME EFFECTIVE AND ENFORCEABLE.

         9. Covenant Not to Sue. To the maximum extent permitted by law, and except for any claims arising under this Agreement or for claims against Executive with respect to willful misconduct or fraud, each Party covenants not to sue or to institute or cause to be instituted any action in any federal, state or local agency or court against the other Party. In addition, nothing herein shall be construed to prevent Executive from enforcing any rights he may have under the Employee Retirement Income Security Act of 1974 ("ERISA").

         10. Indemnification. The Company shall defend, indemnify and hold harmless Executive in the manner, and to the extent, the Company is required to defend, indemnify and hold harmless, its officers and directors pursuant to its Amended and Restated Certificate of Incorporation, as amended and its Amended and Restated By-Laws, as amended for any claim against Executive relating to acts performed by Executive as an officer or director of the Company during the course and scope of his employment or directorship by the Company. The Company shall use its commercially reasonable best efforts to either continue in effect its directors and officers liability insurance policy applicable Executive on terms substantially similar to its presently existing directors and officers liability insurance policy (the "D&O Policy") for three (3) years after the Effective Date, or shall procure "tail" coverage for Executive on terms substantially similar to the D&O Policy.

         11. Acknowledgment. Executive acknowledges by signing this Agreement that Executive has read and understands the significance and consequences of this Agreement, that Executive has had an opportunity to review whatever documents he deemed relevant to his decision to execute this Agreement, that Executive was advised by the Company to consult with his own legal counsel and has either conferred with or had the opportunity to confer with his own attorney regarding the terms and meaning of this Agreement, that no representations or inducements have been made to Executive except as set forth in this Agreement, and that Executive has signed this Agreement KNOWINGLY AND VOLUNTARILY.

         12. Press Release and Disclosure. Subject to the provisions of Section 6 above, at any time following the execution of this Agreement, the Company may make any such public announcements or disclosures regarding Executive's resignation and this Agreement as the Company reasonably deems necessary to satisfy its disclosure obligations under applicable federal and state securities laws. Executive agrees not to make any public disclosures regarding his resignation and this Agreement without the prior written consent of the Company.

         13. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter contained herein and merges all prior discussions, correspondence, agreements, promises, commitments, contracts or other instruments or understandings between them, and no Party shall be bound by any subsequent instrument, agreement or representation pertaining to the subject matter contained herein unless expressed in writing and signed by the Parties hereto.


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         14. Counterparts. This Agreement may be executed in two or more counterparts, each shall have the same force and effect as the other, as one and the same instrument.

         15. Governing Law. This Agreement shall be governed by the internal laws of the State of Illinois.

         16. Binding Agreement. The Parties hereto warrant that each has been represented by counsel in connection with this Agreement, that they have read this Agreement, that they intend to be legally bound by the same, that they have entered into this Agreement freely and voluntarily, and that they have the full right, power, authority and capacity to enter into and execute the same. The Parties hereto further warrant that this Agreement is entered into with no Party relying upon any statement or representation made by any other Party not expressly embodied in this Agreement.

         17. Equitable Relief. Executive expressly acknowledges and agrees that the violation of any of the provisions of this Agreement would cause immediate and irreparable harm, loss and damage to the Company not adequately compensable by a monetary award. Without limiting any of the other remedies available to the Company at law or in equity, or the Company's right or ability to collect money damages, Executive agrees that any actual or threatened violation of any of the provisions of this Agreement may be immediately restrained or enjoined by any court of competent jurisdiction, and that a temporary restraining order or injunction (preliminary or final) or any other equitable relief may be issued in any court of competent jurisdiction.

         18. Attorneys' Fees. In any claim arising out of or relating to this Agreement, the prevailing party shall recover his or its reasonable costs and attorneys' fees.

         19. Venue and Jurisdiction. Venue and jurisdiction of any lawsuit involving this Agreement shall exist in state and federal courts in Cook County, Illinois; however, if the Company seeks injunctive relief, the company may file such action wherever in its judgment relief might most effectively be obtained.

         20. Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to be duly given if delivered or mailed by prepaid mail addressed to:

             (a)     If to Executive:      Jerry H. Herman
                                           7100 Glenbrook Rd.
                                           Bethesda, Maryland 20814

             (b)     If to the Company:    Arlington Hospitality, Inc.
                                           2355 S. Arlington Heights Rd.
                                           Suite 400
                                           Arlington Heights, Illinois 60005
                                           Attn:  James B. Dale

or such other address as the addressee may direct in writing.

         21. No Presumption Against Drafter. Each of the Parties has jointly participated in the negotiation and drafting of this Agreement. In the event an ambiguity or a question of intent


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or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any provisions of this Agreement.

         22. Captions. The captions applied to the sections of this Agreement are for convenience only and shall not affect their meaning or construction.

         23. Waiver. The failure of either party to insist in any instance or performance of any term of this Agreement shall not be construed as a waiver of future performance of any such term.

         24. Severability. If any portion of this Agreement is held invalid or unenforceable, the remainder thereof shall remain in full force and effect, and if the invalidity or unenforceability is due to the unreasonableness of time or geographical restrictions, such covenants and restrictions shall be effective for such period of time and for such areas as may be determined to be reasonable by a court of competent jurisdiction.



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         IN WITNESS WHEREOF, the Parties have hereunto set their hands as of the date first written above.

EXECUTIVE:                                THE COMPANY:

                                          ARLINGTON HOSPITALITY, INC.

/s/ Jerry H. Herman                       By: /s/ Kenneth M. Fell
-------------------------                     ----------------------------------
JERRY H. HERMAN                               Name:  Kenneth M. Fell
                                                     ---------------------------
                                              Title: Chairman of the Board
                                                     ---------------------------




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